                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF CARDIOGENESIS CORPORATION

Organization                                                  Jurisdiction
------------                                                  ------------
CardioGenesis Corporation                                     California, U.S.A.
Compleat Corporation                                          California, U.S.A.
Eclipse Surgical Technologies B.V.                            Netherlands